UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

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The Dixie Group, Inc.

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THE DIXIE GROUP, INC.
104 Nowlin Lane, Suite 101
Chattanooga, Tennessee 37421
(423) 510-7000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of The Dixie Group, Inc.:

The Annual Meeting of Shareholders of The Dixie Group, Inc. will be held at the Chattanoogan Hotel, Chattanooga, Tennessee, on April 29, 2014 at 8:00 a.m., Eastern Time, for the following purposes:

1.	To elect nine individuals to the Board of Directors for a term of one year each;

2.	To consider and approve the material terms of the Performance Goals of the Annual Incentive Compensation Plan applicable to 2014 - 2018.

3.	To cast an advisory vote on the Company’s Executive Compensation for its named executive officers (“say-on-pay”);

4.	To ratify appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2014; and

5.	Such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

Only shareholders of record of the Common Stock and Class B Common Stock at the close of business on February 28, 2014, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.
Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

The Dixie Group, Inc.
Daniel K. Frierson
Chairman of the Board

Chattanooga, Tennessee
Dated: March 24, 2014

PLEASE READ THE ATTACHED MATERIAL CAREFULLY AND COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF COMMON STOCK AND CLASS B COMMON STOCK WILL BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, SHOULD YOU SO DESIRE.

Important Notice

Regarding Internet

Availability of Proxy Materials

for the

Annual Meeting of Shareholders

to be held on

April 29, 2014

The proxy statement and annual report to shareholders are available under "Annual Report and Proxy Materials" at www.thedixiegroup.com/investor/investor.html.

THE DIXIE GROUP, INC.
104 Nowlin Lane, Suite 101
Chattanooga, Tennessee 37421
(423) 510-7000

ANNUAL MEETING OF SHAREHOLDERS
April 29, 2014

PROXY STATEMENT

INTRODUCTION

The enclosed Proxy is solicited on behalf of the Board of Directors of the Company for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed Proxy will be mailed on or about March 24, 2014, to shareholders of record of the Company’s Common Stock and Class B Common Stock as of the close of business on February 28, 2014.
At the Annual Meeting, holders of the Company’s Common Stock, $3.00 par value per share (“Common Stock”), and Class B Common Stock, $3.00 par value per share (“Class B Common Stock”), will be asked to: (i) elect nine individuals to the Board of Directors for a term of one year each, (ii) approve the material terms of the Performance Goals of the Annual Incentive Compensation Plan applicable to 2014 - 2018; (iii) cast an advisory vote on the Company’s compensation for its named executive officers; (iv) ratify the appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2014, and (v) transact any other business that may properly come before the meeting.
The Board of Directors recommends that the Company’s shareholders vote (i) FOR electing the nine (9) nominees for director; (ii) FOR approving the material terms of the Performance Goals of the Annual Incentive Compensation Plan applicable to 2014 - 2018; (iii) FOR approving the Company’s executive compensation of its named executive officers; and (iv) FOR ratifying the appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2014.

RECORD DATE, VOTE REQUIRED AND RELATED MATTERS

The Board has fixed the close of business on February 28, 2014, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. In accordance with the Company’s Charter, each outstanding share of Common Stock is entitled to one vote, and each outstanding share of Class B Common Stock is entitled to 20 votes, exercisable in person or by properly executed Proxy, on each matter brought before the Annual Meeting. Cumulative voting is not permitted. As of February 28, 2014, 12,453,166 shares of Common Stock, representing 12,453,166 votes, were held of record by approximately 2,350 shareholders (including an estimated 1,900 shareholders whose shares are held in nominee names, but excluding approximately 580 participants in the Company’s 401(k) Plan who may direct the voting of shares allocated to their accounts), and 866,875 shares of Class B Common Stock, representing 17,337,500 votes, were held by 12 individual shareholders, together representing an aggregate of 29,790,666 votes.
Shares represented at the Annual Meeting by properly executed Proxy will be voted in accordance with the instructions indicated therein unless such Proxy has previously been revoked. If no instructions are indicated, such shares will be voted (i) FOR electing the nine (9) nominees for director; (ii) FOR approving the material terms of the Performance Goals of the Annual Incentive Compensation Plan applicable to 2014 - 2018; (iii) FOR approving the Company’s compensation of its named executive officers; and (iv) FOR ratifying the appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2014.
Any Proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it by (i) delivering to the Secretary of the Company a written notice of revocation bearing a later date than the Proxy, (ii) submitting a later-dated, properly executed Proxy, or (iii) revoking the Proxy and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a Proxy. Any written notice revoking a Proxy should be sent to The Dixie Group, Inc., P.O. Box 25107, Chattanooga, Tennessee 37422-5107, Attention: Starr T. Klein, Secretary.
The persons designated as proxies were selected by the Board of Directors and are Daniel K. Frierson, Lowry F. Kline and John W. Murrey, III. The cost of solicitation of Proxies will be borne by the Company.
The presence, in person or by Proxy, of the holders of a majority of the aggregate outstanding vote of Common Stock and Class B Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In accordance with Tennessee law, Directors are elected by the affirmative vote of a plurality of the votes cast that are represented in person or by Proxy at the Annual Meeting.

The affirmative vote of a majority of the total votes cast is necessary for approval of the material terms of the Performance Goals for the Annual Incentive Compensation Plan applicable to 2014 - 2018.
Ratification of the appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2014 will be approved if the votes properly cast favoring ratification exceed the votes cast opposing ratification.
Approval of the Company’s executive compensation for its named executive officers will be deemed to have been obtained if the number of votes cast in favor of such compensation exceeds the number of votes cast against such compensation. Abstentions and broker non-votes will have no effect on the outcome.
Shares covered by abstentions and broker non-votes, while counted for purposes of determining the presence of a quorum at the Annual Meeting, are not considered to be affirmative votes. Abstentions and broker non-votes will have no effect upon the election of a nominee for director, so long as such nominee receives any affirmative votes. For purposes of approval of the material terms of the Performance Goals for the Annual Incentive Compensation Plan applicable to 2014 - 2018, abstentions and broker non-votes will be considered negative votes. For purposes of ratification of the appointment of Dixon Hughes Goodman LLP, as independent registered public accountants, abstentions and broker non-votes will not be considered negative votes.
A copy of the Company’s Annual Report for the year-ended December 28, 2013, is enclosed herewith.
The Board is not aware of any other matter to be brought before the Annual Meeting for a vote of shareholders. If, however, other matters are properly presented, Proxies representing shares of Common Stock and Class B Common Stock will be voted in accordance with the best judgment of the proxy holders.

PRINCIPAL SHAREHOLDERS

Shareholders of record at the close of business on February 28, 2014, the Record Date, will be entitled to notice of and to vote at the Annual Meeting.

The following is information regarding beneficial owners of more than 5% of the Company's Common Stock or Class B Common Stock. Beneficial ownership information is also presented for (i) the executive officers named in the Summary Compensation Table; (ii) all directors and nominees; and (iii) all directors and executive officers, as a group, as of February 28, 2014 (except as otherwise noted).

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)(2)		% of Class
Daniel K. Frierson
111 East and West Road	Common Stock	1,226,463	(3)	9.1%
Lookout Mountain, TN 37350	Class B Common Stock	866,875	(3) (4)	100.0%

Dimensional Fund Advisors, L.P.
Palisades West, Building One, 6300 Bee Cave Road	Common Stock	1,022,142	(5)	8.2%
Austin, TX 78746	Class B Common Stock	—		—%

Royce & Associates, LLC
1414 Avenue of the Americas	Common Stock	1,182,645	(6)	9.5%
New York, NY 10019	Class B Common Stock	—		—%

Robert E. Shaw
115 West King Street	Common Stock	1,275,000	(7)	10.2%
Dalton, GA 30722-1005	Class B Common Stock	—		—%

T. Rowe Price Associates, Inc.
T. Rowe Price Small-Cap Value Fund, Inc.
100 E. Pratt Street	Common Stock	1,218,620	(8)	9.8%
Baltimore, MD 21202	Class B Common Stock	—		—%

Wells Fargo & Company, on behalf of the following subsidiaries:
Wells Capital Management Incorporated
Wells Fargo Advisors, LLC
Wells Fargo Fund Management, LLC
Wells Fargo Bank, National Association
420 Montgomery Street	Common Stock	602,772	(9)	4.8%
San Francisco, CA 94104	Class B Common Stock	—		—%

Additional Directors and Executive Officers	Title of Class	Number of Shares Beneficially Owned (1)		% of Class

Charles E. Brock	Common Stock	4,380	(10)
	Class B Common Stock	—		—	*

J. Don Brock, Ph. D.	Common Stock	59,318	(11)
	Class B Common Stock	—		—	*

Paul B. Comiskey	Common Stock	85,714	(12)
	Class B Common Stock	—		—	*

Jon A. Faulkner	Common Stock	132,058	(13)	1.1%
	Class B Common Stock	—		—	*

W. Derek Davis	Common Stock	105,396	(14)
	Class B Common Stock	—		—	*

Walter W. Hubbard	Common Stock	23,240	(15)
	Class B Common Stock	—		—	*

Lowry F. Kline	Common Stock	45,540	(16)
	Class B Common Stock	—		—	*

D. Kennedy Frierson, Jr.	Common Stock	200,036	(17)	1.6%
	Class B Common Stock	136,922		15.8%

Hilda S. Murray	Common Stock	4,380	(18)
	Class B Common Stock	—		—	*

John W. Murrey, III	Common Stock	40,518	(19)
	Class B Common Stock	—		—	*

Michael L. Owens	Common Stock	214	(20)
	Class B Common Stock	—		—	*

All Directors, Named Executive Officers and	Common Stock	1,802,328	(21)	13.1%
Executive Officers as Group (15 Persons) **	Class B Common Stock	866,875	(22)	100.0%

* Percentage of shares beneficially owned does not exceed 1% of the Class.

** The total vote of Common Stock and Class B Common Stock represented by the shares held by all directors and executive officers as a group is 19,139,827 votes or 61.6% of the total vote.

(1)
Under the rules of the Securities and Exchange Commission and for the purposes of these disclosures, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

The Class B Common Stock is convertible on a share-for-share basis into shares of Common Stock, and accordingly, outstanding shares of such stock are treated as having been converted to shares of Common Stock for purposes of determining both the number and percentage of class of Common Stock for persons set forth in the table who hold such shares.

(2)
Does not include 286,682 shares of Common Stock owned by The Dixie Group, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”) for which Daniel K. Frierson is a fiduciary and for which T. Rowe Price Trust Company serves as Trustee. Participants in the 401(k) Plan may direct the voting of all shares of Common Stock held in their accounts, and the Trustee must vote all shares of Common Stock held in the 401(k) Plan in the ratio reflected by such direction. Participants may also direct the disposition of such shares. Accordingly, for purposes of these disclosures, shares held for participants in the 401(k) Plan are reported as beneficially owned by the participants.

(3)	Mr. Daniel K. Frierson's beneficial ownership of Common Stock and Class B Common Stock may be summarized as follows:

	Number of Shares Common Stock		Number of Shares Class B Common Stock
Held outright	263		372,960	(a)
Held by his wife	—		94,879	(c)
Held by his children, their spouses and grandchildren	90,730	(b)	189,300	(c)
Unvested restricted stock	35,864	(a)	187,189	(a)
Options to acquire Common Stock, exercisable within 60 days	228,077	(a)	—
Shares held in his Individual Retirement Account	3,567	(a)	17,061	(a)
Shares held in 401(k) Plan	1,087	(a)	—
Held as trustee of Rowena K. Frierson Charitable Remainder Unitrust	—		5,486	(a)
Deemed conversion of his Class B Common Stock	866,875		—
Total	1,226,463		866,875

(a) Sole voting and investment power
(b) Shared voting and investment power
(c) Sole voting and shared investment power

(4)
The 866,875 includes 189,300 shares of Class B Common Stock are held subject to Shareholder's Agreement's among Daniel K. Frierson, his wife, their five children and respective family trusts, pursuant to which Daniel K. Frierson has been granted a proxy to vote such shares.

(5)
Dimensional Fund Advisors, L.P. has reported beneficial ownership of an aggregate of 1,022,142 shares of Common Stock, as follows: 1,005,965 shares of Common Stock, for which it has sole voting power, and 1, 022,142 shares of Common Stock for which it has sole dispositive power. The reported information is based upon the Schedule 13G filed by Dimensional Fund Advisors, L.P. with the Securities and Exchange Commission on February 10, 2014.

(6)
Royce & Associates LLC has reported beneficial ownership of 1,182,645 shares of Common Stock for which it has sole dispositive power and sole voting power. The reported information is based upon the Schedule 13G filed by Royce & Associates LLC with the Securities and Exchange Commission on January 8, 2014.

(7)
Robert E. Shaw has reported the beneficial ownership of 1,275,000 shares of Common Stock for which he has sole voting and sole dispositive power. The reported information is based upon the 13G filed by Mr. Shaw with the Securities and Exchange Commission on February 14, 2014.

(8)
T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. have reported beneficial ownership of an aggregate of 1,218,620 shares of Common Stock. T. Rowe Price Associates, Inc. reports having sole dispositive power for all 1,218,620 shares and sole voting power for 103,820 of such shares, while T. Rowe Price Small-Cap Value Fund, Inc. reports sole voting power for the remaining 1,109,600 of such shares. The reported information is based upon the Schedule 13G filed jointly by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. with the Securities and Exchange Commission on February 10, 2014.

(9)
Wells Fargo & Company has reported the beneficial ownership of an aggregate of 602,772 shares of Common Stock, on behalf the following subsidiaries: Wells Capital Management Incorporated, Wells Fargo Advisors, LLC, Wells Fargo Funds Management, LLC, and Wells Fargo Bank, National Association. It has reported sole power to vote 1 share and sole power to dispose of 1 of such shares and 508,140 shares of Common Stock for which it has shared voting power. The reported information is based on a Form 13G filed on November 12, 2013.

(10)	Mr. Charles E. Brock's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Common Stock	—
Options to acquire Common Stock	—
Performance Units, convertible into shares of Common Stock on retirement as a director	4,380
Total	4,380

(11)	Dr. J. Don Brock's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Common Stock, held outright	22,768
Options to acquire Common Stock, exercisable within 60 days	7,000
Performance Units, convertible into shares of Common Stock on retirement as a director	29,550
Total	59,318

(12)	Mr. Paul B. Comiskey's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Common Stock, held outright	27,533
Unvested Restricted Stock	43,594
Held in 401(k) Plan	1,087
Exercisable Stock Options	13,500
Total	85,714

(13) Mr. Jon A. Faulkner's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Common Stock, held outright	17,920
Unvested Restricted Stock	68,688
Held in 401(k) Plan	—
Exercisable Stock Options	45,450
Total	132,058

(14) Mr. W. Derek Davis' beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Common Stock, held outright	28,846
Unvested Restricted Stock	36,013
Held in 401(k) Plan	4,367
Exercisable Stock Options	31,670
Held by his wife	4,500
Total	105,396

(15)	Mr. Walter W. Hubbard's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Options to acquire Common Stock, exercisable within 60 days	8,000
Performance Units, convertible into shares of Common Stock on retirement as a director	15,240
Total	23,240

(16)	Mr. Lowry F. Kline's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Common Stock, held outright	12,000
Options to acquire Common Stock, exercisable within 60 days	17,000
Performance Units, convertible into shares of Common Stock on retirement as a director	16,540
Total	45,540

(17)	Mr. D. Kennedy Frierson Jr.'s beneficial ownership may be summarized as follows:

	Number of Shares Common Stock	Number of Shares Class B Common Stock
Held Outright	—	56,125	(a)
Options to acquire Common Stock, exercisable within 60 days	54,500	—
Shares held in 401(k)	2,407	—
Shares held in trust(s) for children	2,585	6,000	(a)
Unvested Restricted Stock	3,622	74,797	(a)
Deemed conversion of Class B Stock	136,922	—
Total	200,036	136,922

(a)	Subject to Shareholder's Agreement described in Note (4), above. Mr. Kennedy Frierson has sole investment power, and no voting power with respect to such shares.

(18)	Ms. Hilda S. Murray's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Common Stock	—
Options to acquire Common Stock	—
Performance Units, convertible into shares of Common Stock on retirement as a director	4,380
Total	4,380

(19)	Mr. John W. Murrey's beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Common Stock, held outright	3,468
Options to acquire Common Stock, exercisable within 60 days	7,000
Performance Units, convertible into shares of Common Stock on retirement as a director	29,550
Held by wife	500
Total	40,518

(20)	Mr. Michael L. Owens' beneficial ownership may be summarized as follows:

Number of Shares Common Stock
Performance Units, convertible into shares of Common Stock on retirement as a director	214
Total	214

(21)
Includes: (i) 144,163 shares of Common Stock owned directly by individuals in this group; (ii) 14,221 shares of Common Stock allocated to accounts in the 401(k) Plan of members of this group; (iii) options, which are either immediately exercisable, or exercisable within 60 days of the Record Date to purchase 433,249 shares of Common Stock; (iv) 99,854 shares of Common Stock held pursuant to performance units issued as payment of one-half of the annual retainer for the Company's non-employee directors; (v) 7,585 shares of Common Stock owned by immediate family members of certain members of this group; (vi) 3,567 shares held in individual retirement accounts; (vii) 232,813 unvested restricted shares of Common Stock held by individuals in this group, which shares may be voted by such individuals; and (viii)  866,875 shares of Class B Common Stock held by individuals in this group, that could be converted on a share for share basis into shares of Common Stock.

(22)	Includes: (i) 866,875 shares of Class B Common Stock held subject to the Shareholder Agreement described in Note (4) above.

PROPOSAL ONE
ELECTION OF DIRECTORS

Information About Nominees for Director

Pursuant to the Company’s Bylaws, all Directors are elected to serve a one year term, or until their successors are elected and qualified. The Board of Directors is permitted to appoint directors to fill the unexpired terms of directors who resign.

The names of the nominees for election to the Board, their ages, their principal occupation or employment (which has continued for at least the past five years unless otherwise noted), directorships held by them in other publicly-held corporations or investment companies, the dates they first became directors of the Company, and certain other relevant information with respect to such nominees are as follows:

Charles E. Brock, age 49, is the President and Chief Executive Officer of Launch Tennessee, a public-private partnership, focused on the development of high-growth companies in Tennessee. Previously, he served as the Executive Entrepreneur of The Company Lab, a Chattanooga organization that serves as “the Front Door for Entrepreneurs” in Southeast Tennessee and one of Launch Tennessee's regional accelerators. Mr. Brock was a founding partner of the Chattanooga Renaissance Fund, a locally based angel investment group. Mr. Brock also serves as a director of Four Bridges Capital Advisors, a Chattanooga based boutique investment bank as well as director of CapitalMark Bank and Trust. Mr. Brock is not related to J. Don Brock. Mr. Brock is a member of the Company’s Audit Committee and a member of the Company's Compensation Committee. He has been a director of the Company since 2012.

J. Don Brock, Ph. D., age 75, is the Chairman of the Board of Astec Industries, Inc., headquartered in Chattanooga, Tennessee, and a manufacturer of specialized equipment for building and restoring the world’s infrastructure. He has been a director of the Company since 1997. Dr. Brock is a member of the Company’s Audit Committee and a member of the Company’s Executive Committee.

Daniel K. Frierson, age 72, is Chairman of the Board of the Company, a position he has held since 1987. He also has been Chief Executive Officer of the Company since 1980 and a director of the Company since 1973. Mr. Frierson serves as a director of Astec Industries, Inc., a manufacturer of specialized equipment for building and restoring the world’s infrastructure headquartered in Chattanooga, Tennessee, and Louisiana-Pacific Corporation, a manufacturer and distributor of building materials headquartered in Nashville, Tennessee. Mr. Frierson is Chairman of the Company’s Executive Committee and Chairman of the Company’s Retirement Plans Committee.

D. Kennedy Frierson, Jr., age 47, is Chief Operating Officer of the Company, a position he has held since 2009. He has been President of Masland Residential, General Manager of Dixie Home, President of Bretlin as well as various other positions in operations, sales and senior management of the Company since 1998. Mr. Frierson is a member of the Company’s Retirement Plans Committee. He has been a director of the Company since 2012.

Walter W. Hubbard, age 70, served as President and Chief Executive Officer of Honeywell Nylon, Inc., a wholly-owned subsidiary of Honeywell International, a manufacturer of nylon products from 2003 until his retirement in 2005. Prior to becoming President of Honeywell Nylon, Mr. Hubbard served as Group Vice President, Fiber Products of BASF Corporation from 1994 until 2003. He has been a director of the Company since 2005. Mr. Hubbard is a member of the Company’s Audit Committee and the Company's Compensation Committee.

Lowry F. Kline, age 73, served as a director of Coca-Cola Enterprises, Inc. since April 2000, serving as Chairman from April 2002 until April 2008, and as Vice Chairman from April 2000 to April 2003. Mr. Kline served as Chief Executive Officer of Coca-Cola Enterprises, Inc. from April 2001 until January 2004 and from December 2005 to April 2006. Prior to becoming Chief Executive Officer for Coca-Cola Enterprises, Inc., he held a number of positions with said company, including Chief Administrative Officer, Executive Vice President and General Counsel. Mr. Kline is a member of the Board of Directors of Jackson Furniture Industries, Inc., headquartered in Cleveland, Tennessee, and McKee Foods Corporation, headquartered in Collegedale, Tennessee. He has been a director of the Company since 2004. Mr. Kline is Chairman of the Company’s Compensation Committee and a member of the Company’s Audit Committee and a member of the Company’s Executive Committee.

Hilda S. Murray, age 59, is the Corporate Secretary and Executive Vice President of TPC Printing & Packaging, a specialty packaging and printing company in Chattanooga, TN. She is also founder and President of Greener Planet, LLC, an environmental compliance consultant to the packaging and printing industry. Ms. Murray is a member of the Company’s Audit Committee and the Company’s Retirement Plans Committee. She has been a director of the Company since 2012.

John W. Murrey, III, age 71, previously served as a Senior member of the law firm of Witt, Gaither & Whitaker, P.C. in Chattanooga, Tennessee until June 30, 2001. Since 1993, Mr. Murrey has served as a director of Coca-Cola Bottling Co. Consolidated, a Coca-Cola bottler headquartered in Charlotte, North Carolina and has served on its Audit Committee. From 2003 to 2007, he also served as a director of U. S. Xpress Enterprises, Inc., a truckload carrier headquartered in Chattanooga, Tennessee, and was Chairman of its Audit Committee. Mr. Murrey has been a director of the Company since 1997 and is Chairman of the Company’s Audit Committee and a member of the Company’s Compensation Committee.

Michael L. Owens, age 57, is Assistant Dean of Graduate Programs and Lecturer in the College of Business at the University of Tennessee at Chattanooga, Chattanooga, Tennessee. Prior to joining the University of Tennessee at Chattanooga, Mr. Owens was President of Coverdell & Company, Atlanta, Georgia. Prior to joining Coverdell, he was Senior Vice President and Chief Operating Officer of Monumental Life Insurance Company. He has been a director of the Company since January 2014 and is a member of the Company's Audit Committee.

D. Kennedy Frierson, Jr., the Company’s Vice President and Chief Operating Officer, is the son of Daniel K. Frierson. No other director, nominee, or executive officer of the Company has any family relationship, not more remote than first cousin, to any other director, nominee, or executive officer.

Considerations with Respect to Nominees

In selecting this slate of nominees for 2014, the Independent Directors of the Board considered the familiarity of the Company’s incumbents with the business and prospects of the Company, developed as a result of their service on the Company’s Board. The Board believes that such familiarity will be helpful in their service on the Company’s Board.

In addition, the Independent Directors of the Board noted the particular qualifications, experience, attributes and skills possessed by its slate of nominees. These qualifications are reflected in the business experience listed under each nominee’s name, above. In order of the list of nominees, such information may be summarized as follows: Mr. Brock is experienced in establishing new businesses having been involved in the establishment of both Foxmark Media and CapitalMark Bank and Trust. Dr. Brock has a long history of executive management experience with Astec Industries, Inc., an international manufacturing company, headquartered in Chattanooga, Tennessee. Additionally, Dr. Brock has served with the Company as a director since 1997, including service on the Audit and Executive Committees of the Board. Mr. Daniel K. Frierson has served with the Company in several management and executive capacities his entire adult life, and has been Chief Executive Officer since 1980 and a Board member since 1973. In such capacity, he has been instrumental in planning and implementing the transition of the Company to its current position as a manufacturer of residential and commercial soft floorcovering products. Additionally, Mr. Frierson has experience as a board member of other public companies as well as significant trade group experience relevant to the Company’s business. He is well known and respected throughout the industry. Mr. D. Kennedy Frierson, Jr. has served with the Company in various capacities since 1992. He is currently Chief Operating Officer and has most recently led the Company’s Masland Residential business. Mr. Hubbard has highly relevant industry experience with businesses that are fiber producers and fiber suppliers, and that have served as fiber suppliers to the Company. Mr. Hubbard’s experience in the management of Honeywell Nylon and BASF Corporation, as outlined above, has given him valuable experience in management, relevant to his duties as a Director of the Company. Ms. Murray has a long history of executive management experience at TPC Printing and Packaging, a provider to the specialty packaging business as well as experience with environmental controls and footprint through Greener Planet. Mr. Kline has a long history of management and board level experience with the world’s largest bottler and distributor of Coca Cola Products. Additionally, he has an extensive background in business, corporate and securities law. Mr. Kline has served as a Director of the Company for several years, as reflected above, and serves on the Company’s Audit, Compensation and Executive Committees. Mr. Murrey has extensive experience in corporate, securities and business law, has experience drawn from board and committee service with several publicly-traded Companies, other than the Company; prior to his retirement in 2001, he represented the Company as counsel. Mr. Owens has extensive business and management experience, having served as President of Coverdell & Company prior to joining the University of Tennessee at Chattanooga. In addition, he has auditing experience having been employed as a certified public accountant.

The Board of Directors recommends that the Company’s shareholders vote FOR electing the nine (9) nominees for director.

Meetings of the Board of Directors

The Board of Directors of the Company met six (6) times in 2013.

Committees, Attendance, and Directors' Fees

     The Company has a standing Executive Committee, Audit Committee, Retirement Plans Committee, and Compensation Committee. As described in detail below, pursuant to provisions in its charter, the Company’s Compensation Committee, which consists entirely of independent directors, also performs the functions of a corporate governance committee and a nominating committee. Copies of the Charter of the Company’s Audit Committee and Compensation Committee may be found on the Company’s website at www.thedixiegroup.com/investor/investor.html.

Members of the Executive Committee are Daniel K. Frierson, Chairman, J. Don Brock and Lowry F. Kline. Except as otherwise limited by law or by resolution of the Board of Directors, the Executive Committee has and may exercise all of the powers and authority of the Board of Directors for the management of the business and affairs of the Company, which power the Executive Committee exercises between the meetings of the full Board of Directors. The Executive Committee did not meet in 2013.

Members of the Audit Committee are John W. Murrey, III, Chairman, Charles E. Brock, J. Don Brock, Walter W. Hubbard, Lowry F. Kline, Hilda S. Murray, and Michael L. Owens. All of the members of the Audit Committee are “independent directors” as that term is defined by the applicable rule of the National Association of Securities Dealers, Inc. (“NASD”). The Audit Committee evaluates audit performance, handles relations with the Company’s independent auditors, and evaluates policies and procedures relating to internal accounting functions and controls. The Audit Committee has the authority to engage the independent accountants for the Company. The Audit Committee operates pursuant to an Audit Committee Charter adopted by the Board of Directors. The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services performed by the independent auditors. Under these procedures, the Audit Committee approves the type of services to be provided and the estimated fees related to those services.

The Audit Committee met four (4) times in 2013.

Members of the Retirement Plans Committee are Daniel K. Frierson, Chairman, D. Kennedy Frierson, Jr., and Hilda S. Murray. The Retirement Plans Committee administers the Company’s retirement plans. The Retirement Plans Committee met one (1) time in 2013.

Members of the Compensation Committee are Lowry F. Kline, Chairman, Charles E. Brock, Walter W. Hubbard, and John W. Murrey, III. The Compensation Committee administers the Company’s compensation plans, reviews and may establish the compensation of the Company’s officers, and makes recommendations to the Board of Directors concerning such compensation and related matters. The Compensation Committee acts pursuant to a written Charter adopted by the Board of Directors.

The Compensation Committee may request recommendations from the Company’s management concerning the types and levels of compensation to be paid to the Company’s executive officers. Additionally, the Compensation Committee is authorized to engage compensation consultants and may review and consider information and recommendations of compensation consultants otherwise engaged by the Company or the Board of Directors in connection with the assessment, review and structuring of compensation plans and compensation levels. For a description of the Compensation Committee actions with respect to Compensation of Executive Officers in 2013, see Compensation Discussion and Analysis - Compensation for 2013.

Annually, the Compensation Committee reviews the performance of the Chief Executive Officer against goals and objectives established by the Committee as part of the process of determining his compensation. The Compensation Committee reports to the Board on its performance review.

In addition to its responsibilities with respect to executive and director compensation, the Compensation Committee discharges responsibilities with respect to corporate governance. In that capacity, the Compensation Committee develops and, recommends for board approval, corporate governance guidelines.

The Compensation Committee’s Charter also includes the duties of a nominating committee. Only nominees approved by a majority of the Compensation Committee are recommended to the full Board. In selecting and approving director nominees, the independent directors that make up the Committee consider, among other factors, the existing composition of the Board and the mix of Board members appropriate for the perceived needs of the Company. The Compensation Committee believes continuity in leadership and board tenure increase the Board’s ability to exercise meaningful board oversight. Because qualified incumbent directors provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company, the Compensation Committee will generally give priority as potential candidates to those incumbent directors interested in standing for re-election who have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

The Compensation Committee also considers the following in selecting the proposed nominee slate:

•	at all times, at least a majority of directors must be “independent” in the opinion of the Board as determined in accordance with NASDAQ standards;

•	at all times at least three members of the Board must satisfy heightened standards of independence for Audit Committee members; and

•	at all times the Board should have at least one member who satisfies the criteria to be designated by the Board as an “audit committee financial expert.”

In selecting the current slate of director nominees, the Committee considered overall qualifications and the requirements of the make up of the Board of Directors rather than addressing separate topics such as diversity in its selection. The Board considered the value of the incumbents’ familiarity with the Company and its business as well as the considerations outlined above under the heading Considerations with Respect to Nominees.

The Compensation Committee met three (3) times in 2013.

Nominations for Director - Stockholder Recommendations

Generally, the Board will consider stockholder recommendations of proposed director nominees if such recommendations are timely received. To be timely for next year’s annual meeting, recommendations must be received in writing at the principal executive offices of the Company no later than November 22, 2014. In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed nominee’s name and qualifications and the reason for such recommendation;

•	the name and record address of the stockholder(s) proposing such nominee;

•	the number of shares of stock of the Company which are beneficially owned by such stockholder(s); and

•	a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and the Company or any of its subsidiaries.

In order to be considered by the Board, any candidate proposed by one or more stockholders will also be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

Board Leadership Structure

Mr. Daniel K. Frierson currently serves as the Chairman of the Board and the Chief Executive Officer of the Company. The positions of Chief Executive Officer and Chairman of the Board are combined. Executive sessions of the Board are chaired by the chairman of the Compensation Committee, Lowry Kline, who, as noted above, has extensive management and Board experience independent of his experience with the Company. Mr. Kline and the independent directors set their own agenda for meetings in executive session and may consider any topic relevant to the Company and its business. The Company believes that regular, periodic, meetings held in executive session, in the absence of management members or management directors, provide the Board an adequate opportunity to review and address issues affecting management or the Company that require an independent perspective. Additionally, the Company’s Audit Committee holds separate executive sessions with the Company’s independent registered public accounts, internal auditor and management. This Committee also sets its own agenda and may consider any relevant topic in its executive sessions.

Director Attendance

During 2013, no director attended fewer than 75% of the total number of meetings of the Board of Directors and any Committee of the Board of Directors on which he served. All directors are invited and encouraged to attend the annual meeting of shareholders. In general, all directors attend the annual meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events. Eight (8) of the nine incumbent directors attended the 2013 annual meeting of shareholders.

Director Compensation

Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer of $24,000, payable one-half in cash and one-half in value of Performance Units under the Directors Stock Plan. Performance Units are redeemable upon a director’s retirement for an equivalent number of shares of the Company’s Common Stock, and the number of units issued is determined generally by the market value of the Company’s Common Stock on the date of grant of the units. In addition to the annual retainer, directors who are not employees of the Company receive $1,500 for each Board meeting attended and $1,000 for each committee meeting attended ($1,500 for the Committee Chairman). Fees for attending telephonic meetings are one-half those for in-person meetings, such that each non-employee director receives $750 per telephonic board meeting and $500 per committee meeting ($750 for the Chairman of the Committee). For an additional discussion of Director Compensation, see the tabular information below under the heading, “Director Compensation.”

Independent Directors

The Board has determined that Charles E. Brock, Dr. J. Don Brock, Walter W. Hubbard, Lowry F. Kline, Hilda S. Murray, John W. Murrey, III, and Michael L. Owens are independent within the meaning of the standards for independence set forth in the Company’s corporate governance guidelines, which are consistent with the applicable Securities and Exchange Commission (“SEC”) rules and NASDAQ standards.

Executive Sessions of the Independent Directors

The Company’s independent directors meet in executive session at each regularly scheduled quarterly meeting of the Board, with the chair of the Compensation Committee serving as chair of such executive sessions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, and regulations of the SEC thereunder, require the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file initial reports of such ownership and monthly transaction reports covering any changes in such ownership with the SEC and the National Association of Securities Dealers. Executive officers, directors and persons owning more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based on its review of the copies of such reports received by it, the Company believes that, during fiscal year 2013, all filing requirements applicable to its executive officers, directors, and owners of more than 10% of the Company’s Common Stock were complied with, with the exception of one filing for W. Derek Davis, which was inadvertently filed one day late.

Management Succession

Periodically, the Board reviews a succession plan, developed by management, addressing the policies and principles for selecting successors to the Company’s executive officers, including the Company’s CEO. The succession plan includes an assessment of the experience, performance and skills believed to be desirable for possible successors to the Company’s executive officers.

Certain Transactions Between the Company and Directors and Officers

The Company’s Compensation Committee has adopted written policies and procedures concerning the review, approval or ratification of all transactions required to be disclosed under the SEC’s Regulation S-K, Rule 404. These policies and procedures cover all related party transactions required to be disclosed under the SEC’s rules as well as all material conflict of interest transactions as defined by relevant state law and the rules and regulations of NASDAQ that are applicable to the Company, and require that all such transactions be identified by management and disclosed to the Company’s Compensation Committee for review. If required and appropriate under the circumstances, the Compensation Committee will consider such transactions for approval or ratification. Full disclosure of the material terms of any such transaction must be made to the Compensation Committee, including:

•	the parties to the transaction and their relationship to the Company, its directors and officers;

•	the terms of the transaction, including all proposed periodic payments; and

•	the direct or indirect interest of any related parties or any director, officer or associate in the transaction.

To be approved or ratified, the Compensation Committee must find any such transaction to be fair to the Company. Prior approval of such transactions must be obtained generally, if they are material to the Company. If such transactions are immaterial, such transactions may be ratified and prior approval is not required. Ordinary employment transactions may be ratified.

Certain Related Party Transactions

During its fiscal year ended December 28, 2013, the Company purchased a portion of its products needs in the form of fiber, yarn, carpet and dyeing services from Engineered Floors, and its subsidiary Bentley Dye Services, an entity substantially controlled by Robert E. Shaw, a shareholder of the Company. Mr. Shaw has reported holding approximately 10.2% of the Company’s Common Stock, which, as of year-end, represented approximately 4.1% of the total vote of all classes of the Company’s Common Stock. Engineered Floors is one of several suppliers of such services to the Company. Total purchases from Engineered Floors (including Bentley Dye Services) for 2013 were approximately $12.1 million; or approximately 8.4% of all the Company’s comparable purchases in 2013. In accordance with the terms of its charter, the Compensation Committee reviewed the Company’s supply relationship with Engineered Floors. The dollar value of Mr. Shaw’s interest in the transactions with Engineered Floors is not known to the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of seven members, each of whom is an independent, non-employee director. The Audit Committee operates under a written Audit Committee Charter adopted and approved by the Board of Directors. The Charter is reviewed at least annually by the Committee. While the Committee has the responsibilities and powers set forth in its written charter, it is not the duty of the Committee to plan or conduct audits. This function is conducted by the Company’s management and its independent registered public accountants.
The Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 28, 2013 (the “Audited Financial Statements”). In addition, the Committee has discussed with Ernst & Young LLP the matters required by Statement on Auditing Standards No. 61, “Communications with Audit Committees” (SAS 61), as amended and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The Committee also has received the written report, disclosure and the letter from Ernst & Young LLP required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence”, and the Committee has reviewed, evaluated, and discussed with that firm the written report and its independence from the Company. The Committee also has discussed with management of the Company and Ernst & Young LLP such other matters and received such assurances from them as the Committee deemed appropriate.
On November 11, 2013, the Audit Committee of the Board of Directors confirmed its engagement of Ernst & Young LLP (“E&Y”) to audit the Company’s consolidated financial statements as of and for the year ending December 28, 2013, and the effectiveness of the Company’s internal control over financial reporting as of December 28, 2013. Upon completion of all procedures related to filing the Company’s Annual Report on Form 10-K for the year ended December 28, 2013, the engagement of E&Y will end.

At that time, the Committee approved the engagement of Dixon Hughes Goodman LLP to serve as independent registered public accountants for the Company for fiscal 2014.

During the fiscal years ended December 28, 2013 and December 29, 2012, Ernst & Young’s reports on the Registrant’s financial statements did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 28, 2013 and December 29, 2012 and the subsequent periods through the date of this report, (i) there were no disagreements between the Registrant and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreements in connection with its reports on the Registrant’s financial statements, and (ii) there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

During the two most recent fiscal years and through the date of this report, neither the Registrant nor anyone on its behalf consulted with Dixon Hughes Goodman regarding any of the following:

(i)	The application of accounting principles to a specific transaction, either completed or proposed;

(ii)	The type of audit opinion that might be rendered on the Registrant’s financial statements, and none of the following was provided to the Registrant:

(a)
a written report; or (b) oral advice that Dixon Hughes Goodman concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or

(iii)	Any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

Based on the foregoing review and discussions and relying thereon, the Committee has recommended to the Company’s Board of Directors the inclusion of the Company’s Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 28, 2013, to be filed with the Securities and Exchange Commission.
THE AUDIT COMMITTEE
John W. Murrey, III, Chairman
Charles E. Brock
Dr. J. Don Brock
Walter W. Hubbard
Lowry F. Kline
Hilda S. Murray
Michael L. Owens

AUDIT COMMITTEE FINANCIAL EXPERT
The Board has determined that John W. Murrey, III is an audit committee financial expert as defined by Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and is independent within the meaning of Rule 10A-3(b)(l) of the Securities Exchange Act of 1934 of the Securities Exchange Act of 1934. For a brief list of Mr. Murrey’s relevant experience, please refer to Mr. Murrey’s biographical information as set forth in the Election of Directors section of this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee sets compensation for the Company’s executive officers, and its decisions are reported to and reviewed by the Board of Directors. The Compensation Committee currently consists of four independent directors chosen annually by the Board.
Compensation of the Company’s executive officers is intended to be competitive with compensation offered by other companies generally similar to the Company in size and lines of business. In determining what types and levels of compensation to offer, the Committee may review relevant, publicly available data and, from time to time, it may receive advice and information from professional compensation consultants.
The Elements of Executive Officer Compensation
Compensation for each of the Company’s executive officers consists generally of base salary, retirement plan benefits and other customary employment benefits, as well as potential cash incentive awards and stock plan awards pursuant to an annual incentive plan reviewed and adopted by the Committee at the beginning of each year. The annual incentive plan is customarily structured so that a significant portion of each executive’s potential, annual compensation may consist of equity awards, the value of which is tied to increases in the value of the Company’s common stock.
Compensation for 2013. Effective February 14, 2013, the Compensation committee selected performance goals and a range of possible incentives for the Company’s 2013 Incentive Compensation Plan (the “2013 Plan”). Pursuant to the 2013 Plan, each executive officer had the opportunity to earn a Cash Incentive Award, a Primary Long-Term Incentive Award of restricted stock, and an award of restricted stock denominated as “Career Shares.” The potential range of cash incentives and conditions to vesting of the restricted stock awards are described below.

For 2013, each executive officer also received customary retirement plan benefits and other customary employment benefits, as in prior years.

Salary for 2013. The base salaries for the executive officers were adjusted on August 1, 2013. The current salaries are: Mr. Daniel K. Frierson - $625,000; Mr. D. Kennedy Frierson, Jr. - $320,000; Mr. Paul C. Comiskey - $300,000; Mr. Jon A. Faulkner - $270,000 and Mr. W. Derek Davis - $230,000. See the 2013 Summary Compensation Table for an explanation of the amount of salary and other compensation elements in proportion to total compensation.
Potential Incentive Awards. The CEO and all executive officers whose responsibilities primarily relate to corporate level administration had the opportunity to earn a cash payment ranging from 15% to no more than 75% of such executive’s base salary. Forty percent of the amount of the potential award was based on achievement of specified levels of operating income from continuing operations for the Company’s residential business operations, as adjusted for unusual items, 40% of the amount was based on achievement of specified levels of the Company’s consolidated operating income, as adjusted for unusual items, and 20% of the amount was based on achievement of specified levels of the Company’s commercial business operating income, as adjusted for unusual items.
Executive officers whose responsibilities primarily relate to one of the Company’s business units, had the opportunity to earn a cash payment ranging from 15% to no more than 75% of such participant’s base salary. Fifty percent of the amount was based on achievement of specified levels of their annual business unit operating income, as adjusted for unusual items, 25% was based on the achievement of specified levels of the Company’s consolidated operating income, as adjusted for unusual items, and 25% was based on achievement of specified levels of the annual operating income of the Company’s other business units, as adjusted for unusual items.
The Compensation Committee retained the discretion to reduce any award by up to 30% of the amount otherwise earned based on the participant’s failure to achieve individual performance goals set by the committee.
The Committee also retained discretion to eliminate unusual items from its assessment of whether specified operating income levels were achieved.
Primary Long-Term Incentive Share Awards and Career Shares Awards. The incentive plan provided for two possible awards of restricted stock: Primary Long-Term Incentive Share Awards and Career Share Awards. Receipt of the Primary Long-Term Incentive Share Awards and Career Share Awards were made contingent on the Company’s achievement of minimum adjusted levels of operating income and, in the case of Career Share Awards, improvement in operating income levels as adjusted. Awards were granted in 2014 for 2013, as described more fully below and in the footnotes to the accompanying tables.
The Primary Long-Term Incentive Share Award was designed as a possible award of restricted shares, in value equal to no more than 35% of the executive’s base salary as of the beginning of 2013 plus any cash incentive award paid for such year. The Primary Long-Term Incentive Share Awards vest ratably over three years.
Career Shares were designed as a possible award of restricted stock valued at 20% of each executive officer’s base salary as of the beginning of the year. In accordance with past practice, any such award, if earned, would be granted in 2014. The Career

Share Awards granted in 2014 with respect to 2013 vest when the participant becomes (i) qualified to retire from the Company and (ii) has retained such shares for 24 months following the grant date. Awards granted to a participant who is age 60 or is already age 60 or older, vest ratably over the stated vesting or retention period of such awards. Additionally, Career Share Awards are subject to accelerated vesting or forfeiture under certain conditions as follows: death, disability or a change in control will result in immediate vesting of Career Share Awards; termination without cause will also result in immediate vesting of Career Share Awards; voluntary termination of employment prior to retirement, or termination for cause will result in forfeiture of all unvested awards; upon retirement, vesting will accelerate to the extent that the Company has recognized compensation expense related to the shares subject to the awards.
2014 Awards. Cash Awards were made to the following named executive officers in 2014 for 2013: Mr. Daniel K. Frierson - $326,650, Mr. D. Kennedy Frierson, Jr. - $148,532, Mr. Paul B. Comiskey - $151,174, Mr. W. Derek Davis - $120,810 and Mr. Jon A. Faulkner - $127,003.
Primary Long-Term Incentive Share Awards were granted in 2014 with respect to 2013 for the following named executive officers: Mr. Daniel K. Frierson - 22,586 shares, Mr. D. Kennedy Frierson, Jr. - 10,407 shares, Mr. Paul B. Comiskey - 10,219 shares, Mr. W. Derek Davis - 8,299 shares and Mr. Jon A. Faulkner - 8,839 shares.
Career Share Awards were granted in 2014 with respect to 2013 for the following named executive officers: Mr. Daniel K. Frierson - 8.151 shares, Mr. D. Kennedy Frierson, Jr. - 3,785 shares, Mr. Paul B. Comiskey - 3,639. Mr. W. Derek Davis - 2,984 shares and Mr. Jon A. Faulkner - 3,202 shares.
The 2014 Incentive Compensation Plan. Following year-end, the Committee adopted changes to the incentive plan for 2014. The plan is similar in structure to the plan adopted for 2013, as described in detail above; however, the percentage weight given to operating income achievement levels was adjusted to 50%, 30% and 20%, respectively, for Company, Residential and Contract business unit results with respect to the CEO and corporate level officers, and 55%, 30%, and 15%, respectively, for business unit, Company, and other business unit results, with respect to officers whose primary responsibility relates to one of the Company’s business units. Additionally, for 2014 the highest possible incentive award level is adjusted to a maximum of 105% of executive compensation, and the level of career share awards is increased to 35% and 30%, respectively, of the Chief Operating Officer’s and Chief Financial Officer’s base salary, with vesting of such awards occurring ratably over 5 years beginning on the participant’s 61st birthday.

Retirement Plans and Other Benefits. The Company’s compensation for its executive officers also includes the opportunity to participate in two retirement plans, one qualified and one non-qualified for federal tax purposes, and certain health insurance, life insurance, relocation allowances, and other benefits. Such benefits are designed to be similar to the benefits available to other exempt, salaried associates of the Company, and to be comparable to and competitive with benefits offered by businesses with which the Company competes for executive talent.

Executive officers may elect to contribute a limited amount of their compensation to the qualified plan and make deferrals into the non-qualified plan (up to 90% of total compensation). Although the plans permit the Company to make discretionary contributions in an aggregate amount equal to up to 3% of the executive officer’s cash compensation, for 2013 the Company made a contribution of 2% to the qualified plan, while no Company contributions were made to the non-qualified plan.
Compensation Considerations for 2013. The tax effect of possible forms of compensation on the Company and on the executive officers is a factor considered in determining types of compensation to be awarded. Similarly, the accounting treatment accorded various types of compensation may be an important factor used to determine the form of compensation. For 2013, the Committee considered the tax effects of the possible grant of cash incentives and equity incentive awards that may not qualify as “incentive compensation” under Section 162m of the Internal Revenue Code and concluded that no executive would have compensation that exceeded the applicable threshold. The Company held its first “Say on Pay” vote at its annual meeting in 2013. At that meeting approximately 99% of the votes cast were “For” approval of our executive compensation as described in the Proxy Statement for that meeting. The Committee intends to consider these results as part of its ongoing review of executive compensation.

Termination Benefits. The Company’s restricted stock awards provide for acceleration of vesting of awards under certain circumstances upon termination of the participant’s employment.
Upon retirement of a Participant, all Long-Term Incentive Plan and Career Share restricted stock awards vest to the extent such awards have been expensed in the Company’s financial statements. As of year-end, Daniel K. Frierson, Paul B. Comiskey and W. Derek Davis were the only Named Executive Officers eligible for retirement in accordance with the terms of the restricted stock awards. If Mr. Frierson had retired at year end, the number of shares subject to such awards that would have vested and the value of such shares would have been 64,558 shares and $718,004. If Mr. Comiskey had retired at year end, the number of shares subject to such awards that would have vested and the value of such shares would have been 27,658 shares and $311,096. If Mr. Davis had retired at year end, the number of shares subject to such awards that would have vested and the value of such shares would have been 19,733 shares and $235,447. For purposes of valuing the foregoing awards, the Company used the year-end market value of the Company’s Common Stock, which was $12.09/share. Vesting of the restricted stock award made in 2006 to Mr. Frierson of 119,873 shares of Class B Common Stock and 5,127 shares of Common Stock is contingent, in all events other than a change-in-control, on meeting the market condition of the award prior to June 6, 2014.

No termination benefit was paid to or accrued for any executive officer named in the accompanying tables in the fiscal year ended December 28, 2013.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, set forth above, with management.
Based on our review and the discussions we held with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Materials.
Respectfully submitted,
Lowry F. Kline, Chairman
Charles E. Brock
Walter W. Hubbard
John W. Murrey, III

EXECUTIVE COMPENSATION INFORMATION

The following table sets forth information as to all compensation earned during the fiscal years ended December 31, 2011, and December 29, 2012 and December 28, 2013 to (i) the Company's Chief Executive Officer; and (ii) the Company's Chief Financial Officer, and (iii) the three other most highly compensated executive officers who served as such during the fiscal year ended December 28, 2013 (the “Named Executive Officers”). For a more complete discussion of the elements of executive compensation, this information should be read in conjunction with the other tabular information presented in the balance of this section.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($)(c)(1)	Bonus ($)(d)(2)	Stock Awards ($)(e)(3)	Option Awards ($)(f)	Nonqualified Compensation Earnings ($)(h)(4)	All Other Compensation ($)(i)(5)	Total $)(j)

Daniel K Frierson Chief Executive Officer	2013	587,083	104,592	288,720	—	—	2,879	983,274
	2012	560,000	109,072	286,290	—	—	2,879	958,241
	2011	556,500	—	102,256	—	—	2,879	661,635

D. Kennedy Frierson, Jr. Chief Operating Officer	2013	285,000	47,549	133,783	—	—	2,224	468,556
	2012	260,000	50,641	132,917	—	—	2,056	445,614
	2011	260,000	—	47,476	—	—	2,056	309,532

Paul B. Comiskey Vice President, President Residential	2013	270,833	44,643	128,359	—	—	2,419	446,254
	2012	250,000	47,038	127,331	—	—	2,274	426,643
	2011	250,000	—	45,650	—	—	2,274	297,924

Jon A. Faulkner, Chief Financial Officer	2013	240,833	41,090	113,427	—	—	1,918	397,268
	2012	220,000	43,301	112,602	—	—	1,780	377,683
	2011	219,646	—	40,172	—	—	1,780	261,598

W. Derek Davis, Vice President, Human Resources	2013	215,417	39,883	106,104	—	—	1,964	363,368
	2012	205,000	40,769	105,047	—	—	1,780	352,596
	2011	204,146	—	37,433	—	—	1,780	243,359

(1)	Includes all amounts deferred at the election of the Named Executive Officer.

(2)
Cash incentives awarded for 2013 performance are described in the 2014 Awards section of the Compensation Discussion and Analysis. Cash bonuses are shown in the year granted, not earned, because continued employment is a condition of earning the award. No cash incentive was earned in 2011.

(3)	Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the year presented of stock awards to the Named Executive Officers.

(4)
The Dixie Group does not provide above-market or preferential earnings on deferred compensation. The Named Executive Officers did not participate in any defined benefit or actuarial pension plans for the periods presented.

(5)	The following table is a summary and quantification of all amounts included in column (i)

 All Other Compensation

Name (a)	Year (b)	Registrant Contributions to Defined Contributions Plans ($)(c)	Insurance Premiums ($)(d)	Other ($)(f)	Total Perquisites and Other Benefits($)(g)(1)

Daniel K. Frierson	2013	—	2,879		2,879
	2012	—	2,879		2,879
	2011	—	2,879		2,879

D. Kennedy Frierson, Jr.	2013	—	2,224		2,224
	2012	—	2,056		2,056
	2011	—	2,056		2,056

Paul B. Comiskey	2013	—	2,419		2,419
	2012	—	2,274		2,274
	2011	—	2,274		2,274

Jon A. Faulkner	2013	—	1,918		1,918
	2012	—	1,780		1,780
	2011	—	1,780		1,780

W. Derek Davis	2013	—	1,964		1,964
	2012	—	1,780		1,780
	2011	—	1,780		1,780

(1)	No named Executive Officer received any tax reimbursement, discounted securities purchases, or payment or accrual on termination plans for the period presented.

Grants of Plan-Based Awards

Estimated Future Payouts Under Equity Incentive Plan Awards (1)
Name (a)	Grant Date (b)	Non-Equity Incentive Plan Awards			Shares of Stock or Units (#) (i)	Securities Underlying Options (#) (j)	Base Price of Option ($) or (#) (k)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($) or (#)(c)	Target ($) or (#)(d)	Maximum ($) or (#)(e)

Daniel K. Frierson	3/12/2013				55,630			288,720

D. Kennedy Frierson, Jr.	3/12/2013				25,777			133,783

Paul B. Comiskey	3/12/2013				24,732			128,359

Jon A. Faulkner	3/12/2013				21,855			113,427

W. Derek Davis	3/12/2013				20,444			106,104

(1)	The amount set forth in the table reflects the grant date fair value of the award determined in accordance with FASB ASC Topic 718, with respect to the awards granted February 12, 2013.

All awards of restricted stock made to the Named Executive Officers under the 2013 Incentive Compensation Plan were granted in 2014, in accordance with the terms of the plan. Such awards are as follows:

Name	Long-Term Incentive Award Shares	Career Shares	Total Shares
Daniel K. Frierson*	22,586	8,151	30,737

D. Kennedy Frierson, Jr.*	10,407	3,785	14,192

Paul B. Comiskey	10,219	3,639	13,858

Jon A. Faulkner	8,839	3,202	12,041

W. Derek Davis	8,299	2,984	11,283

*Pursuant to Mr. Daniel K. Frierson’s election, 18,442 shares of the total of his awards were granted as shares of Class B Common Stock and pursuant to Mr. D. Kennedy Frierson, Jr.'s election, 13,567 shares of the total of his awards were granted as Class B Common Stock.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($)(e)(1)
Daniel K. Frierson	—	—	38,012	202,808

D. Kennedy Frierson, Jr.	—	—	7,248	38,414

Paul B. Comiskey	—	—	10,000	41,700

Jon A. Faulkner	9,000	64,740	6,144	32,563

W. Derek Davis	10,000	56,000	13,935	74,348

(1)	The value realized is calculated as the closing price on the relevant vesting date times the number of vested shares.

The following table sets forth information concerning the Company’s Non-Qualified Defined Contribution Plan for each of the Named Executive Officers for the fiscal year ended December 28, 2013. The Company does not maintain any other non-tax qualified deferred compensation plans. There were no withdrawals or distributions by or to the Named Executive Officers in the fiscal year ended 2013.
Nonqualified Deferred Compensation

Name (a)	Executive Contribution in Last FY ($)(1)(b)	Registrant Contribution in Last FY ($)(c)	Aggregate Earnings in Last FY ($) (2)(d)	Aggregate Withdrawals/ Distributions ($)(e)	Aggregate Balance at Last FYE ($)(3)(f)
Daniel K. Frierson	39,813	—	511,535	—	1,869,223

D. Kennedy Frierson, Jr.	26,610	—	81,412	—	323,191

Paul B. Comiskey	—	—	8,279	—	34,631

Jon A. Faulkner	62,660	—	192,613	—	915,147

W. Derek Davis	—	—	2,387	—	8,387

(1)	For each of the named executive officers, the entire amount reported in this column (c) is included within the amount report in column (c) of the 2013 Summary Compensation Table.

(2)
None of the amounts reported in this column (d) are reported in column (h) of the 2013 Summary Compensation Table because the Company does not pay guaranteed, above-market or preferential earnings on deferred compensation.

(3)
Amounts reported in this column (f) for each named executive officer include amounts previously reported in the Company's Summary Compensation Table last year when earned if that officer's compensation was required to be disclosed in the previous year. This total reflects the cumulative value of each named executive officer's deferrals and investment experience.

The following table sets forth information concerning outstanding equity awards for each of the Named Executive Officers at fiscal year-end.
 Outstanding Equity Awards at Fiscal Year-End

Option Awards						Stock Awards
Name (a)	Exercisable(#)(b)	Unexercisable (#)(c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)(1)	Market Value of Shares or Units of Stock Held That Have Not Vested($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(i)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(j)(2)

Daniel K. Frierson						125,000	1,511,250	98,053	1,185,461
	44,287	—	—	6.96	5/2/2015
	5,000	—	—	4.78	8/12/2015
	50,000	—	—	11.85	8/5/2014
	31,290	—	—	15.98	12/6/2014
	60,000	—	—	13.51	12/20/2015
	37,500	12,500		5.00	11/4/2019

D. Kennedy Frierson, Jr.						—	—	78,419	948,086
	12,000	—		12.56	4/20/2014
	4,113	—		17.58	12/6/2014
	1,887	—		15.98	12/6/2014
	20,000	—		13.51	12/20/2015
	16,500	5,500		5.00	11/4/2019

Paul B. Comiskey						—	—	43,594	527,051
	13,500	4,500		5.00	11/4/2019

Jon A. Faulkner						—	—	68,688	830,438
	15,000	—		4.60	2/5/2015
	4,098	—		15.98	12/6/2014
	3,102	—		15.98	12/6/2014
	15,000	—		13.51	12/20/2015
	8,250	2,750		5.00	11/4/2019

W. Derek Davis
	10,000	—		11.85	8/5/2014	—	—	36,016	435,397
	5,510	—		15.98	12/6/2014
	1,160	—		15.98	12/6/2014
	15,000	—		13.51	12/20/2015
	1,875	625		5.00	11/4/2019

(1)
125,000 shares of restricted stock were awarded to the Chief Executive Officer on June 6, 2006, under the Company’s 2006 Stock Awards Plan. Such award consisted of 119,873 shares of Class B Common Stock and 5,127 shares of Common Stock. Vesting of the Award is subject to both a service and a market condition. Pursuant to the terms of the award, Mr. Frierson has the right to any dividends declared and paid on such shares and the right to vote such shares from the date of grant.

(2)
The market value of the restricted stock set forth in the table has been calculated by multiplying the closing price of the Company’s Common Stock at year-end ($12.09/share) by the number of shares of unvested restricted stock subject to the award.

Set forth below is a table presenting compensation information with respect to all non-employee directors of the Company. Compensation information for the Company's Chief Executive Officer, Daniel K. Frierson, and the Company's Chief Operating Officer, D. Kennedy Frierson, Jr. is reported in the Summary Compensation Table appearing elsewhere in this Proxy Statement.

DIRECTOR COMPENSATION

Name (a)	Fees earned or paid in cash ($) (b)(1)	Stock Awards ($) (c)(2)	Option Awards ($) (d)	All Other Compensation ($) (e)(3)	Total ($)(4)

Charles E. Brock	25,000	12,000	—	—	37,000

J. Don Brock, Ph. D.	21,750	12,000	—	—	33,750

Paul K. Frierson	4,750	—	—	10,430	15,180

Walter W. Hubbard	25,500	12,000	—	—	37,500

Lowry F. Kline	28,000	12,000	—	—	40,000

Hilda S. Murray	23,750	12,000	—	—	35,750

John W. Murrey	27,500	12,000	—	—	39,500

(1)
Directors who are employees of the Company do not receive any additional compensation for their services as members of the Board of Directors. Non-employee directors receive an annual retainer of $24,000, payable $12,000 in cash and the remainder in Performance Units (subject, for payments made in 2011, 2012 and 2013, to a $5.00 minimum value per unit) under the Directors Stock Plan. In addition to the annual retainer, directors who are not employees of the Company received $1,500 for each Board meeting attended and $1,000 for each committee meeting attended ($1,500 for the Committee Chairman). Fees for attending telephonic meetings are one-half those for in-person meetings, such that each non-employee director receives $750 per telephonic board meeting and $500 per committee meeting ($750 for Chairman of the Committee). Additionally, directors receive reimbursement of the expenses they incur in attending all board and committee meetings.

(2)
The value presented is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The value of the Performance Units awarded to each non-employee director under the Directors Stock Plan in 2013 was $9,312.

(3)	This represents Mr. Paul K. Frierson's commissions prior to his retirement on April 30, 2013.

At fiscal year-end, each non-employee director held the following outstanding equity awards:

		Stock Options (2)
Name (a)	Performance Units (#)(b)(1)	Number of Securities Underlying Options (c)	Option Exercise Price ($)(d)	Option Expiration Date(e)

Charles E. Brock	4,380	—	—	—

J. Don Brock, Ph. D.	29,550	2,500	12.18	2/19/2014
		3,000	15.98	12/6/2014
		4,000	13.51	12/20/2015

Walter W. Hubbard	15,240	8,000	13.51	12/20/2015

Lowry F. Kline	16,540	10,000	12.63	5/6/2014
		3,000	15.98	12/6/2014
		4,000	13.51	12/20/2015

Hilda S. Murray	4,380	—	—	—

John W. Murrey, III	29,550	2,500	12.18	2/19/2014
		3,000	15.98	12/6/2014
		4,000	13.51	12/20/2015

(1)
The performance units represent an equal number of shares of the Company's Common Stock. At year-end, the aggregate value of such stock was $ 1,204,648, determined by multiplying the number of performance units by the year-end per share market value of the Company's Common Stock ($12.09/share).

(2)	All such options are presently exercisable.

SHAREHOLDER PROPOSALS
FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT

In the event any shareholder wishes to present a proposal at the 2015 Annual Meeting of Shareholders, such proposal must be received by the Company on or before November 21, 2014, to be considered for inclusion in the Company's proxy materials. All shareholder proposals should be addressed to the Company at its principal executive offices, P.O. Box 25107, Chattanooga, Tennessee 37422-5107, Attention: Corporate Secretary, and must comply with the rules and regulations of the Securities and Exchange Commission.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of the Secretary at the Company’s corporate headquarters, 104 Nowlin Lane, Suite 101, Chattanooga, TN 37421.
PROPOSAL TWO

TO CONSIDER AND APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS OF THE ANNUAL INCENTIVE COMPENSATION PLAN APPLICABLE TO 2014 - 2018.

The Company seeks generally to preserve its ability to claim tax deductions for compensation paid to its executive officers. Section 162(m) of the Internal Revenue Code (the code) sets limits on deductibility for compensation paid to (i) the Chief Executive Officer and (ii) the other most highly compensated executive officers whose compensation is reported in the Summary Compensation Table (covered employees). “Qualified performance based compensation”, as defined in the Code, (which can include compensation from stock options, SARS, stock units, stock payments, cash awards and grants of restricted stock) is not subject to the applicable deductibility limits if certain conditions are met. One of the conditions is shareholder approval of the material terms of the performance goals under which compensation is paid.

On March 5, 2014, the Compensation Committee approved the material terms of the Annual Incentive Compensation Plan applicable to 2014 - 2018. The material terms of the performance goals upon which awards may be based are being submitted to you for shareholder approval at the Annual Meeting, in order to allow awards granted under the plan to satisfy the requirements for “qualified performance-based compensation” under the Code, thereby allowing the company to take a federal income tax deduction for the related compensation expense notwithstanding the limitations of Section 162(m).

Material Terms of the Performance Goals

Under the Annual Incentive Compensation Plan applicable to 2014 - 2018, cash incentive and stock based incentive awards may be granted based on achievement of the plan’s performance goals. The stock based incentive awards consist of Long Term Incentive Share Awards and Career Share Awards, as described above under the heading Primary Long Term Incentive Share Awards and Career Share Awards.

The material terms of the performance goals for such awards consist of: (i) the class of employees eligible to receive the awards (eligible employees); (ii) the performance criteria on which goals are based (performance criteria); and (iii) the maximum payout of an award that can be provided to any employee and to all covered employees under the plan during a specified period (maximum payout).

Eligible Employees

All covered employees and any additional key executives chosen by the compensation committee are eligible to receive awards under the plan. This group is comprised of approximately 20 individuals.

Performance Criteria-2014 - 2018

The performance Criteria related to awards under the Annual Incentive Compensation Plan applicable to 2014 - 2018, include the following measures: minimum levels of corporate (Company) and business unit Operating Income, as adjusted for specific and unusual items, and a minimum level of profitability (with respect to Career Share Awards).

Cash Incentive Awards

The Cash Incentive Award component is equal to a range of from 15% to a maximum of 105% of base salary as of the beginning of the year.

The percentage weight given to Operating Income achievement levels was set at 50%, 30% and 20%, respectively, for Company, residential, and contract business unit results to determine the cash incentive for the Chief Executive Officer and all other participants whose primary responsibility is at the corporate level.

The percentage weight given to Operating Income achievement levels was set at 55%, 30% and 15%, respectively, for business unit, Company, and other business unit results, to determine the cash incentive for officers whose primary responsibility relates to one of the Company’s business units.

Share Based Awards

The plan also provides that each participant may earn a restricted stock award consisting of Long Term Incentive Shares and Career Shares.

Vesting of the restricted share awards of Long Term Incentive Shares and Career Shares is as described above for 2013, except in the case of the Company’s Chief Operating Officer and Chief Financial Officer whose Career Share Awards for 2014, if received, will vest ratably over 5 years from the individual’s 61st birthday.

Maximum Payout

The maximum Annual Cash Incentive Award that could be paid to any one participant for 2014 - 2018 is $750,000 and the maximum amount of cash awards that can be paid to all covered employees is $2,500,000.

The maximum Annual value of stock based awards that could be issued to any one participant in would be $650,000 and the maximum value of stock awards that could be issued to all covered employees would be $2,500,000.

General

The Compensation Committee has the authority to establish, review and certify achievement of the performance criteria and to administer and interpret the Incentive Compensation Plan. The plan also provides that the Committee may, in its discretion, reduce, but not increase, any participant’s award (by an amount equal to up to 30% of such award) based on subjective criteria related to the individuals’ performance during the year.

In accordance with past practice, determination of whether and to what extent awards under the plan applicable to 2014 will be granted, will be made by the Compensation Committee during the first quarter of 2015.

The affirmative vote of a majority of the total votes cast that are represented in person or by proxy at the Annual Meeting is necessary for approval of the material terms of the performance goals for the plan. Abstentions and broker non-votes will be treated as negative votes in determining whether a majority of the total votes cast has been obtained.

The board of Directors recommends that the Company’s shareholders vote FOR approval of the material terms of the Performance Goals of the Annual Incentive Compensation Plan applicable to 2014 - 2018.

PROPOSAL THREE
ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required under recent amendments to the Securities Exchange Act of 1934, our stockholders may cast an advisory vote on the compensation of our Named Executive Officers, as described in this proxy statement.
Our executive compensation programs are designed to attract, motivate, and retain our Named Executive Officers, who are critical to our success. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal 2013 compensation of our Named Executive Officers.
We are asking our Shareholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. We recommend that stockholders vote, on an advisory basis, “FOR” the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables and related narrative executive compensation disclosure in this proxy statement.”
The above resolution will be deemed to be approved if it receives the affirmative vote of a majority of the total votes cast on Proposal Three at the annual meeting. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote. As this vote is an advisory vote, the outcome is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers. Our Board of Directors and our Compensation Committee, however, value the opinions of our stockholders, and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Compensation Committee will consider our stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL THREE.
PROPOSAL FOUR
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2013
The firm of Ernst & Young LLP served as independent registered public accountants for the Company for fiscal year 2013. Subject to ratification of its decision by the Company’s shareholders, the Company has selected the firm of Dixon Hughes Goodman LLP to serve as its independent registered public accountants for its 2014 fiscal year. A representative of Dixon Hughes Goodman LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and to respond to appropriate questions from shareholders. Representatives of Ernst & Young and Dixon Hughes Goodman will be available to make a statement and answer questions either in person or by telephone.
The Board of Directors recommends that you vote in favor of Proposal Three. In the event that the Company’s shareholders do not ratify the selection of Dixon Hughes Goodman LLP as independent registered public accountants for fiscal 2014, the Board of Directors will consider other alternatives, including appointment of another firm to serve as independent registered public accountants for fiscal 2014.
AUDIT FEES DISCUSSION

The following table sets forth the fees paid to Ernst & Young LLP for services provided during fiscal years 2012 and 2013:

	2013	2012
Total Audit Fees (1)	$791,461	$563,775

(1)
Represents fees for professional services provided in connection with the audit of the Company’s annual financial statements, and audit of the effectiveness of internal control over financial reporting during the 2013, review of the Company’s quarterly financial statements, review of other SEC filings and technical accounting issues. Amounts include $70,032 and $69,000 related to the review of acquisitions by the Company in 2013 and 2012, respectively. Additionally, 2012 includes $6,000 related to the review of an SEC comment letter to the Company.

It is the policy of the Audit Committee to pre-approve all services provided by its independent registered public accountants. In addition, the Audit Committee has granted the Chairman of the Audit Committee the power to pre-approve any services that the Committee, as a whole, could approve. None of the fees were approved by the Audit Committee pursuant to the de minimis exception of Reg S-X T Rule 2-01(c)(7)(i)(C).
ADDITIONAL INFORMATION
The entire cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company’s directors, officers, and other employees by personal interview, telephone, and telegram. The persons making such solicitations will receive no additional compensation for such services. The Company also requests that brokerage houses and other custodians, nominees, and fiduciaries forward solicitation materials to the beneficial owners of the shares of Common Stock held of record by such persons and will pay such brokers and other fiduciaries all of their reasonable out-of-pocket expenses incurred in connection therewith.
OTHER MATTERS
As of the date of this Proxy Material, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to herein. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will vote in accordance with their best judgment.
The Dixie Group, Inc.
Daniel K. Frierson
Chairman of the Board

Dated: March 24, 2014

THE DIXIE GROUP

IMPORTANT ANNUAL MEETING INFORMATION

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MR A SAMPLE
DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Charles E. Brock	☐	☐	02 - J. Don Brock	☐	☐	03 - Daniel K. Frierson	☐	☐
04 - D. Kennedy Frierson, Jr.	☐	☐	05 - Walter W. Hubbard	☐	☐	06 - Lowry F. Kline	☐	☐
07 - Hilda S. Murray	☐	☐	08 - John W. Murrey, III	☐	☐	09 - Michael L. Owens	☐	☐

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Acting upon any other business which may be properly brought before said meeting or any adjournment or adjournments thereof.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Materials and Annual Report to Shareholders furnished therewith. NOTE: Signature should agree with name on stock certificate as printed thereon. When signing in a representative capacity, please give your full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The Dixie Group, Inc.

ANNUAL MEETING OF SHAREHOLDERS
April 29, 2014

The undersigned hereby appoints Daniel K. Frierson, Lowry F. Kline, and John W. Murrey, III, and each of them, proxies, with full power of substitution, to act and to vote the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Chattanoogan Hotel, Chattanooga, Tennessee, at 8:00 A.M., Eastern Time, on April 29, 2014, and any adjournment or adjournments thereof, as stated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF:

PROPOSAL 1 – FOR THE ELECTION OF ALL OF THE BOARD OF DIRECTORS' NOMINEES

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID SELF-ADDRESSED ENVELOPE. THANK YOU.